Exhibit 10.2

November 13, 2021

Renato Giger

***@canoo.com

Re: Salary Adjustment

Dear Renato,

This is to confirm your salary adjustment effective 11/16/2021. Your new monthly salary is $12,000. You will continue to report to Tony Aquilla, Executive Chairman of the Board of Directors.

Except as modified by this revised offer, the terms and conditions of your original offer letter shall remain in full force and effect, including, without limitation, the at-will status of your employment.

Thank you for all your contributions at Canoo.

Best Regards,

/s/ Kate Lengyel

Kate Lengyel

Chief Human Resources Officer

Acknowledged & Agreed:

/s/ Renato Giger
Renato Giger